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                                                                    Exhibit 23.2

                    Consent of Independent Public Accountant


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated August 13, 1997, included in AFP Imaging Corporation's Form 10-K for the year ended June 30, 1997, and to all references to our Firm included in this Registration Statement.

                                   ARTHUR ANDERSEN LLP
                                   /s/Arthur Andersen, LLP

                                   New York, New York
                                   December 30, 1997